Exhibit 99.1

EMBARGOED FOR USE BEFORE	Contact:
After 8am (Eastern)	Jack Ross, Chairman / CEO
June 22, 2017	Synergy CHC Corp
Jack@synergychc.com
615-939-9004

Synergy CHC Corp. Acquires “Per-fekt Beauty Brand”, “expanding its presence in the cosmetics and skincare space.

Westbrook, Maine, June 22, 2017– Synergy CHC Corp (OTCQB: SNYR), a consumer health care company, today announced it has entered into and simultaneously closed on an Asset Purchase Agreement with Per-fekt Beauty Holdings LLC and CDG Holdings, LLC, which owns 92.3% of the issued and outstanding equity interests of Per-fekt Beauty. Per-fekt Beauty is engaged in the business of developing and selling skincare and cosmetics products under the brand Per-fekt.

Pursuant to the Purchase Agreement, we purchased all of Perfekt Beauty’s assets and assumed certain of its liabilities for a purchase price of $709,988.34, which was paid with an aggregate of 473,326 shares of our common stock, which share amount was derived by dividing the purchase price by $1.50. As additional consideration, we will pay quarterly royalties equal to 5% of net sales for 10 years following the closing date.

Per-fékt is a well-established beauty brand with shelf presence in more than a thousand stores with a global foot print including Sephora and Ulta. This acquisition opens up an exciting channel for the rest of our other brands in that space. Even more exciting is the potential to apply the same ROI based algorithm that Flat Tummy Tea & Sneaky Vaunt use and is currently being used by The Synergy Effect on various online marketing platforms – what could be more Per-fekt to grow the brand?

Per-fékt Beauty can be found at perfektbeauty.com or visit their Instagram page.

“This acquisition not only marks Synergy’s expansion of its presence in the beauty space globally, but it’s also the next step into the full omni channel approach for its beauty brands. The growth of our portfolio continues, and with it the potential to leverage our existing digital innovations and distribution relationships. One might even say this is another “per-fekt” acquisition for Synergy. Synergy expects to continue to acquire and grow both organically and by further acquisition,” said Jack Ross, CEO of Synergy.

About Synergy CHC Corp.

Synergy CHC Corp. is a consumer health care company that is in the process of building a portfolio of best-in-class consumer product brands. Synergy’s strategy is to grow its portfolio both organically and by further acquisition. Synergy’s diversified portfolio now includes FOCUSFactor™, Flat Tummy Tea™, Per-fékt Beauty ™, Sneaky Vaunt™, Neuragen™, and Hand MD™. For more information, please visit www.synergychc.com.

Synergy’s brands:

Flat Tummy Tea®

Flat Tummy Tea’s uniquely formulated two-step herbal detox tea works to naturally help speed metabolism, boost energy and reduce bloating to flatten your tummy. It’s currently sold exclusively online to a global, 20-30 year old female, predominantly American market.

Since being founded in 2013, Flat Tummy Tea has grown rapidly, largely attributed to the strength of their branding and their innovative and effective use of social media. Their secret is a very specific process and ROI based algorithm used on various online platforms. To date, Flat Tummy Tea has built a targeted social media following of over 1,350,000, many of whom are now customers.

Flat Tummy Tea now has over 13,700 positive written reviews on their website, flattummytea.com or visit their Instagram page.

FOCUSfactor®

FOCUSfactor is sold at America’s leading retailers such as Costco, Sam’s Club, Wal-Mart, BJ’s Walgreens, CVS and The Vitamin Shoppe. FOCUSfactor, America’s leading brain health supplement, is a nutritional supplement that includes a proprietary blend of brain supporting vitamins, minerals, antioxidants and other nutrients. In December 2012, the United States Patent and Trademark Office issued US Patent 8,329,227 covering FOCUSfactor’s proprietary formulation “for enhanced mental function.” The issuance of the patent marked one of the few times a patent has been issued for a nationally branded nutritional supplement. FOCUSfactor is clinically tested with results demonstrating improvements in focus, concentration and memory in healthy adults. www.focusfactor.com

Per-fékt Beauty®

Per-fékt Beauty is Synergy's newest brand that has been acquired in June 2017. Per-fékt Beauty markets and sells a specialized range of beauty products (makeup, skin-care & body) via retailers and online through social media channels.

Sneaky Vaunt®

Sneaky Vaunt is one of Synergy's newest brand that just launched in March, 2017. Sneaky Vaunt markets and sells a backless, strapless, stick on, push up bra exclusively online through social media channels.

Sneaky Vaunt is being marketed on the same ROI based algorithm that Flat Tummy Tea uses and is currently being used by The Synergy Effect on various online marketing platforms. In just over three months, Sneaky Vaunt has built a targeted social media following of over 330,000 on Instagram.

Sneaky Vaunt can be found at sneakyvaunt.com or visit their Instagram page.

Neuragen®

Neuragen® is a topical product that works directly at the site of the pain as opposed to oral products. Neuragen® reduces the spontaneous firing of damaged peripheral nerves. By calming these firings at the source, Neuragen® is clinically shown to reduce shooting and burning pains quickly and without the side effects of orally taken medications. This is in part due to the small lipophilic molecules found in Neuragen® which rapidly carry the active ingredients through the rough outer layer of the skin to the site of the pain. Neuragen® is available over the counter in most local pharmacies either in the diabetic section or the analgesic (pain) section. For more information, please visit www.neuragen.com.

Hand MD®

Hand MD is the world’s first anti-aging skincare line formulated specifically for the hands. Hands reveal a woman’s true age and the rejuvenation of the hand has become women’s #1 aging concern. Developed by Kara Harshbarger and renowned celebrity dermatologist Dr. Alex Khadavi, Hand MD’s extensive clinical trials show significant improvement in the appearance of fine lines and wrinkles, skin hydration, hyper-pigmentation and radiance. HAND MD launched on QVC and sold out in 5 minutes. www.hand-md.com.

The Synergy Effect®

The Synergy Effect is Synergy’s fast-growth online marketing platform, a growth engine built to grow brands exponentially online. Launched in 2017, The Synergy Effect powers Synergy’s brands online, driving revenue using best-in-class digital strategy and its proprietary ROI algorithm. Already boasting success stories including Flat Tummy Tea and Sneaky Vaunt, both of which have experienced unprecedented growth in digital and social media, The Synergy Effect is expected to spend the upcoming year further unlocking the huge online growth potential within Synergy’s existing portfolio of brands, as well as brands acquired by Synergy.

More information on The Synergy Effect can be found at www.thesynergyeffect.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or Synergy’s prospects should be considered forward-looking. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including: Synergy’s ability to integrate any new products into its current operations; the risks and uncertainties associated with Synergy’s ability to manage its cash resources; obtaining additional financing to support Synergy’s operations; Synergy’s dependence on third parties for its research and development, manufacturing and distribution functions; Synergy’s dependence on its license relationships; protecting the intellectual property developed by or licensed to Synergy; and Synergy’s ability to build its operations to support its business strategy and promote its products. These and other risks are described in greater detail in Synergy’s filings with the SEC, copies of which are available free of charge at the SEC’s website (www.sec.gov) or upon request from Synergy. Synergy may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Synergy assumes no obligation and does not intend to update these forward-looking statements, except as required by law.